Exhibit No. 10.01 - Rescission Agreement, William F. Plon as CFO

SIBLING ENTERTAINMENT GROUP, INC.

MUTUAL RESCISSION AGREEMENT

EMPLOYMENT AGREEMENT DATED DECEMBER 13, 2006

WITH WILLIAM PLON AS CHIEF FINANCIAL OFFICER

This Agreement of mutual rescission of a contract made and entered into this 31st day of May, 2007, by and between William Plon (“WP”) and Sibling Entertainment Group, Inc. (“SEGI”).

SEGI and WP hereby mutually acknowledge and agree that:

1.             On December 13, 2006, the parties entered into an employment agreement hiring WP as Chief Financial Officer of SEGI which is attached and marked Exhibit B (the “Employment Agreement”).

2.             The parties to the Employment Agreement and to this agreement of mutual rescission wish to rescind the Employment Agreement and to simultaneously engage WP as a consultant to SEGI by executing a consulting agreement attached and marked Exhibit C (the “Consulting Agreement”); the parties agree to simultaneously execute of a mutual release agreement attached and marked Exhibit D (the “Mutual Release”)

3.            Therefore, in consideration of the mutual covenants of the parties, upon the execution of the Consulting Agreement, the parties hereby rescind the Employment Agreement effective as of this day first written above.

4.            Further, the Company agrees to defend, indemnify and hold harmless WP from and against any and all costs, expenses and liability (including attorney’s fees paid in the defense of WP) which may in any way result from services rendered by the WP pursuant to or in any connection with the Employment Agreement other than any such liabilities resulting from WP’s gross negligence or willful misconduct in the event that the Company’s Director’s and Officers liability insurance does not cover any of such claims.

5.            This agreement of mutual rescission shall be binding upon the parties, their successors, assigns and personal representatives.  Neither party shall have any further rights or duties thereunder.

This Agreement contains the entire understanding of the parties hereto relating to the subject matter herein contained, and can be changed only by a writing signed by both parties hereto.

This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York without regard to choice of law principles.

IN WITNESS HEREOF, the parties have signed this agreement as of the day and year first set forth above.

SIBLING ENTERTAINMENT GROUP, INC.

By: /s/ James S. Cardwell	May 31, 2007
Print: James Cardwell, COO	Date

ACCEPTED AND AGREED:

By: /s/ William Plon	May 31, 2007
Print: William Plon	Date